EXHIBIT 99.1

CB Financial Services, Inc.
Announces First Quarter 2025 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., April 23, 2025 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”), today announced its first quarter 2025 financial results.

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
(Dollars in thousands, except per share data) (Unaudited)

Net Income (GAAP)	$1,909	$2,529	$3,219	$2,650	$4,196
Net Income Adjustments	808	(562)	(293)	24	(1,000)
Adjusted Net Income (Non-GAAP) (1)	$2,717	$1,967	$2,926	$2,674	$3,196

Earnings per Common Share - Diluted (GAAP)	$0.35	$0.46	$0.60	$0.51	$0.82
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.50	$0.35	$0.55	$0.52	$0.62

Income Before Income Tax Expense (GAAP)	$2,336	$3,051	$3,966	$3,210	$5,116
Net (Recovery) Provision for Credit Losses	(40)	683	(41)	(36)	(37)
Pre-Provision Net Revenue (“PPNR”)	$2,296	$3,734	$3,925	$3,174	$5,079
Net Income Adjustments	$1,023	$(711)	$(383)	$31	$(1,023)
Adjusted PPNR (Non-GAAP) (1)	$3,319	$3,023	$3,542	$3,205	$4,056
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of adjusted net income and adjusted earnings per common share - diluted as presented later in this Press Release.
2025 First Quarter Financial Highlights
•Total assets were $1.48 billion at March 31, 2025, an increase of $1.9 million from December 31, 2024 and $10.4 million from March 31, 2024. As growth remains tepid, the Bank has focused efforts on repositioning the balance sheet to maximize earnings while maintaining a steady risk profile. These strategic movements included:
◦Effectively managing cash and liquidity to reduce costly brokered time deposits.
◦Redeploying repayments of indirect automobile and residential mortgage loans into higher-yielding commercial loan products. Commercial loans totaled 56% of the Bank’s loan portfolio at March 31, 2025 compared to 52% at March 31, 2024.
◦Effecting changes in the Bank’s deposit mix by focusing on growth in lower cost core deposit relationships and reducing reliance on time deposits.
•Net interest margin (“NIM”) improved to 3.27% for the three months ended March 31, 2025 compared to 3.12% for the three months ended December 31, 2024. Main factors impacting the improved NIM included:
◦A reduction in the cost of funds to 2.03% from 2.29% resulting from the favorable change in the Bank’s deposit mix coupled with disciplined deposit pricing and the recent reduction in the federal funds rate.
◦A modest decrease in the yield on earning assets to 5.17% from 5.27% as the positive impact of the balance sheet repositioning strategies partially offset the effect of recent rate cuts on asset repricing.
•Noninterest expenses increased $349,000 to $9.8 million for the three months ended March 31, 2025 compared to $9.5 million for the three months ended December 31, 2024. During the quarter ended March 31, 2025, the Bank recognized $1.0 million in one-time expenses related to the previously announced reduction in force. This reduction in force coupled with other operational changes involving property management, recruitment and other activities are expected to result in annual, pre-tax cost savings of approximately $1.5 million. Excluding these one-time charges, noninterest expense decreased $654,000 as costs are being actively managed and controlled.
•Asset quality remains strong as nonperforming loans to total loans was 0.22% at March 31, 2025.

EXHIBIT 99.1

•Book value per share and tangible book value per share (Non-GAAP) was $29.08 and $27.17, respectively at March 31, 2025. The improvements since year-end resulted from increased equity due to current period net income and a decrease in accumulated other comprehensive losses, partially offset by treasury shares repurchased under the Company’s stock repurchase program and the payment of dividends.
•The Bank remains well-capitalized and is positioned for future growth.

Management Commentary
President and CEO John H. Montgomery commented, “Our first quarter operating results were a good start to the year, with an improvement in net interest margin along with solid first quarter loan production. The reduction in funding costs during the quarter more than offset the decline in asset yields, contributing to net interest margin growth for the first quarter compared to the prior quarter. In addition to softening deposit costs from the impact of the Federal Reserve rate cuts implemented during the second half of 2024, we reduced our concentration of time deposits during the quarter, which also helped lower our cost of funds. Impacting earnings for the quarter were $1.0 million in one-time non-recurring expenses associated with the previously announced reduction in staff earlier this year.

In a time of economic uncertainty and market volatility, we continue to focus our efforts on what we can control by managing a conservative balance sheet and mitigating risk, while focusing on core banking and our customers. The loan portfolio decreased $4.1 million on a quarter-over-quarter basis, due in part to the previously exited Indirect Lending Portfolio. Excluding this portfolio, total loans increased $4.2 million during the quarter, with commercial real estate and other loans posting the largest gains. In addition, our asset quality remained sound, with nonperforming loans at 0.22% of total loans at quarter-end.

Our focus on building core banking relationships while strategically reducing our reliance on time deposit only relationships is helping to favorably shift our deposit mix. Time and money market deposits decreased during the quarter, while interest-bearing demand, savings and noninterest-bearing demand deposits all increased. On a quarter-over-quarter basis, total deposits decreased by $2.4 million, with brokered time deposits remaining unchanged compared to the prior quarter end.

During the first quarter, we made forward progress in implementing our Specialty Treasury Payments & Services program as part of our long-term strategic initiative to drive revenue growth and enhance our core deposit base. Initial implementation of this strategy is expected near the end of 2025. While costs associated with this strategy will impact operating expenses over the next few quarters, we believe this investment in our franchise will benefit all stakeholders. With ample capital levels, an excellent deposit base, strong liquidity and sound credit quality, we are confident that we have the foundation to enter a period of growth and material revenue generation by the end of the year.”

Dividend Declaration
The Company’s Board of Directors declared a $0.25 quarterly cash dividend per outstanding share of common stock, payable on or about May 30, 2025, to stockholders of record as of the close of business on May 16, 2025.

2025 First Quarter Financial Review

Net Interest and Dividend Income
Net interest and dividend income decreased $280,000, or 2.4%, to $11.3 million for the three months ended March 31, 2025 compared to $11.6 million for the three months ended March 31, 2024.
•Net Interest Margin (NIM) (GAAP) decreased to 3.27% for the three months ended March 31, 2025 compared to 3.36% for the three months ended March 31, 2024. Fully tax equivalent (FTE) NIM (Non-GAAP) decreased 9 basis points (“bps”) to 3.28% for the three months ended March 31, 2025 compared to 3.37% for the three months ended March 31, 2024.
•Interest and dividend income decreased $139,000, or 0.8%, to $17.8 million for the three months ended March 31, 2025 compared to $18.0 million for the three months ended March 31, 2024.
◦Interest income on loans decreased $310,000, or 2.1%, to $14.5 million for the three months ended March 31, 2025 compared to $14.8 million for the three months ended March 31, 2024. The average balance of loans decreased $12.8 million to $1.08 billion from $1.09 billion, causing a $293,000 decrease in interest income on loans. The average yield on loans remained stable at 5.50% for both periods despite a 100bp reduction in the federal funds rate since September 2024. While this led to the downward repricing of variable and adjustable rate loans, the impact was negated by a reduction in lower yielding consumer loans due to the discontinuation of the indirect automobile loan product with the redeployment of those funds into higher yielding commercial loan products.

◦Interest income on taxable investment securities increased $474,000, or 20.6%, to $2.8 million for the three months ended March 31, 2025 compared to $2.3 million for the three months ended March 31, 2024 driven by a $42.6 million increase in average balances coupled with an 8 bp increase in average yield. The increase in volume was driven by a $56.2 million increase in the average balance of collateralized loan obligation (“CLO”) securities as the Bank executed a leverage strategy during 2024 to purchase these assets funded with cash reserves and brokered certificates of deposits.
◦Interest income on interest-earning deposits at other banks decreased $274,000 to $459,000 for the three months ended March 31, 2025 compared to $733,000 for the three months ended March 31, 2024 driven by a 91 bp decrease in the average yield and a $13.8 million decrease in average balances. The decreased in the yield was directly related to the Federal Reserve’s recent reductions in the federal funds rate.
•Interest expense increased $141,000, or 2.2%, to $6.5 million for the three months ended March 31, 2025 compared to $6.4 million for the three months ended March 31, 2024.
◦Interest expense on deposits increased $120,000, or 2.0%, to $6.1 million for the three months ended March 31, 2025 compared to $6.0 million for the three months ended March 31, 2024. Interest-bearing deposit balances increased $27.5 million, or 2.8%, to $1.0 billion as of March 31, 2025 compared to $978.3 million as of March 31, 2024, accounting for a $120,000 increase in interest expense.
◦While interest expense increased compared to the same quarter in the prior year, it decreased $1.4 million, or 17.3%, to $6.5 million for the three months ended March 31, 2025 compared to $7.9 million for the three months ended December 31, 2024. Interest-bearing deposits decreased $62.2 million as the Bank strategically reduced brokered deposits and time deposit only relationships. Additionally, the cost of interest-bearing deposits declined from 2.79% for the three months ended December 31, 2024 compared to 2.46% for the three months ended March 31, 2025 due to the change in the deposit mix and the recent Federal Reserve federal funds rate decreases.
Provision for Credit Losses
A recovery for credit losses was recorded for the three months ended March 31, 2025 of $40,000. The provision for credit losses - loans was $68,000 and was primarily due to qualitative adjustments on economic factors. The provision for credit losses - unfunded commitments was a $108,000 recovery and was due to a decrease in unfunded commitments and a decrease in funding rates. This compared to a net recovery of $37,000 recorded for the three months ended March 31, 2024 as the provision for credit losses - loans was a recovery of $143,000 and was primarily due to a decrease in loan balances while the provision for credit losses - unfunded commitments was $106,000 and was due to an increase in qualitative factors.

Noninterest Income
Noninterest income decreased $1.1 million, or 58.9%, to $787,000 for the three months ended March 31, 2025, compared to $1.9 million for the three months ended March 31, 2024. This decrease resulted primarily as prior period results included a $915,000 gain on bank owned life insurance resulting from one death claim and a $274,000 gain on the disposal of premises and equipment from the sale on one branch office building.

Noninterest Expense
Noninterest expense increased $1.4 million, or 16.3%, to $9.8 million for the three months ended March 31, 2025 compared to $8.4 million for the three months ended March 31, 2024. Salaries and benefits increased $1.5 million, or 31.9%, to $6.0 million primarily due to $1.0 million of one-time non-recurring expenses recognized for the three months ended March 31, 2025 associated with the previously announced reduction in force, merit increases, revenue producing staff additions and higher insurance benefit costs. Data processing expense increased $105,000 due to costs associated with the implementation of a new loan origination system and financial dashboard platform during mid-2024. Equipment expense increased $66,000 due to higher depreciation expense associated with interactive teller machines, security system upgrades and other equipment placed into service in 2024. Legal and professional fees increased $50,000 primarily due to timing differences related to external audit and tax services. Contracted services increased $29,000 due to costs associated with website administration and equity compensation management added during mid-2024 and treasury product consulting services started in the current year. These increases were partially offset as intangible amortization decreased $341,000 as the Bank’s core deposit intangibles were fully amortized in 2024.
Statement of Financial Condition Review

Assets
Total assets increased $1.9 million, or 0.1%, to $1.483 billion at March 31, 2025, compared to $1.482 billion at December 31, 2024.

•Cash and due from banks increased $11.7 million, or 23.6%, to $61.3 million at March 31, 2025, compared to $49.6 million at December 31, 2024.
•Securities decreased $3.5 million, or 1.3%, to $258.7 million at March 31, 2025, compared to $262.2 million at December 31, 2024. The securities balance was primarily impacted by principal repayments on amortizing securities and the sale of equity securities, partially offset by an increase in the market value of the portfolio.
Loans and Credit Quality
•Total loans decreased $4.1 million, or 0.4%, to $1.088 billion compared to $1.093 billion, and included decreases in consumer, commercial and industrial and residential real estate loans of $8.7 million, $4.6 million and $3.2 million, respectively, partially offset by increases in commercial real estate and other loans of $11.8 million and $701,000, respectively. The decrease in consumer loans resulted from a reduction in indirect automobile loan production due to the discontinuation of this product offering as of June 30, 2023. This portfolio is expected to continue to decline as resources are allocated and production efforts are focused on more profitable commercial products. Excluding the $8.3 million decrease in indirect automobile loans, total loans increased $4.2 million, or 0.4%. Loan production totaled $28.6 million while $15.6 million of loans were paid off since December 31, 2024.
•The allowance for credit losses (ACL) was $9.82 million at March 31, 2025 and $9.81 million at December 31, 2024. As a result, the ACL to total loans was 0.90% at March 31, 2025 and 0.90% at December 31, 2024. During the current year, the Company recorded a net recovery for credit losses of $40,000.
•Net charge-offs for the three months ended March 31, 2025 were $54,000, or 0.02% of average loans on an annualized basis. Net recoveries for the three months ended March 31, 2024 were $18,000, or 0.01% of average loans on an annualized basis.
•Nonperforming loans, which include nonaccrual loans and accruing loans past due 90 days or more, were $2.4 million at March 31, 2025 and $1.8 million at December 31, 2024. Nonperforming loans to total loans ratio was 0.22% at March 31, 2025 and 0.16% at December 31, 2024.

Total liabilities increased $1.0 million, or 0.1%, to $1.34 billion at March 31, 2025 compared to $1.33 billion at December 31, 2024.
Deposits
•Total deposits decreased $2.4 million to $1.281 billion as of March 31, 2025 compared to $1.284 billion at December 31, 2024. Time deposits decreased $29.1 million and money market deposits decreased $3.5 million while interest-bearing demand, savings and non interest-bearing demand deposits increased $24.4 million, $6.2 million and $504,000, respectively. This favorable change in the deposit mix was the result of an increased focus on building core banking relationships while strategically reducing time deposit only relationships. Brokered time deposits totaled $39.0 million as of March 31, 2025 and December 31, 2024, all of which mature within three months and were utilized to fund the purchase of floating rate CLO securities. At March 31, 2025, FDIC insured deposits totaled approximately 62.3% of total deposits while an additional 15.2% of total deposits were collateralized with investment securities.
Accrued Interest Payable and Other Liabilities
•Accrued interest payable and other liabilities increased $3.4 million, or 21.3%, to $19.3 million at March 31, 2025, compared to $16.0 million at December 31, 2024 primarily due to a $3.0 million syndicated national credit not yet settled.

Stockholders’ Equity
Stockholders’ equity increased $911,000, or 0.6%, to $148.3 million at March 31, 2025, compared to $147.4 million at December 31, 2024. The key factors positively impacting stockholders’ equity was $1.9 million of net income for the current year and a $1.9 million decrease in accumulated other comprehensive loss, partially offset by $2.4 million of treasury shares purchased under the stock repurchase program and the payment of $1.3 million in dividends since December 31, 2024.
Book value per share
Book value per common share was $29.08 at March 31, 2025 compared to $28.71 at December 31, 2024, an increase of $0.37.

Tangible book value per common share (Non-GAAP) was $27.17 at March 31, 2025, compared to $26.82 at December 31, 2024, an increase of $0.35.

Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 223-8317

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Assets
Cash and Due From Banks	$61,274	$49,572	$147,325	$142,600	$73,691
Securities	258,699	262,153	270,881	268,769	232,276
Loans Held for Sale	230	900	428	632	200
Loans
Real Estate:
Residential	334,744	337,990	338,926	342,689	346,938
Commercial	497,316	485,513	464,354	458,724	470,430
Construction	54,597	54,705	43,515	44,038	44,323
Commercial and Industrial	107,419	112,047	108,554	112,395	103,313
Consumer	61,854	70,508	80,004	90,357	100,576
Other	32,564	31,863	30,402	30,491	30,763
Total Loans	1,088,494	1,092,626	1,065,755	1,078,694	1,096,343
Allowance for Credit Losses	(9,819)	(9,805)	(9,479)	(9,527)	(9,582)
Loans, Net	1,078,675	1,082,821	1,056,276	1,069,167	1,086,761
Premises and Equipment, Net	20,392	20,708	20,838	20,326	19,548
Bank-Owned Life Insurance	24,358	24,209	24,057	23,910	23,763
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	—	—	88	353	617
Accrued Interest Receivable and Other Assets	30,096	31,469	32,116	24,770	26,501
Total Assets	$1,483,456	$1,481,564	$1,561,741	$1,560,259	$1,473,089

Liabilities
Deposits
Noninterest-Bearing Demand Accounts	$267,392	$267,896	$267,022	$269,964	$275,182
Interest-Bearing Demand Accounts	341,212	316,764	326,505	324,688	323,134
Money Market Accounts	228,005	231,458	220,789	229,998	208,375
Savings Accounts	176,722	170,530	172,354	179,081	190,206
Time Deposits	267,766	296,869	367,150	346,037	265,597
Total Deposits	1,281,097	1,283,517	1,353,820	1,349,768	1,262,494

Other Borrowings	34,728	34,718	34,708	34,698	34,688
Accrued Interest Payable and Other Liabilities	19,342	15,951	24,073	32,911	34,317
Total Liabilities	1,335,167	1,334,186	1,412,601	1,417,377	1,331,499

Stockholders’ Equity	148,289	147,378	149,140	142,882	141,590
Total Liabilities and Stockholders’ Equity	$1,483,456	$1,481,564	$1,561,741	$1,560,259	$1,473,089

(Dollars in thousands, except share and per share data) (Unaudited)

	Three Months Ended
Selected Operating Data	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Interest and Dividend Income:
Loans, Including Fees	$14,528	$14,930	$14,945	$14,670	$14,838
Securities:
Taxable	2,777	3,096	3,289	2,844	2,303
Dividends	28	27	28	27	27
Other Interest and Dividend Income	514	1,378	1,511	1,398	818
Total Interest and Dividend Income	17,847	19,431	19,773	18,939	17,986
Interest Expense:
Deposits	6,111	7,492	7,892	7,065	5,991
Short-Term Borrowings	23	—	—	—	—
Other Borrowings	402	407	407	404	404
Total Interest Expense	6,536	7,899	8,299	7,469	6,395
Net Interest and Dividend Income	11,311	11,532	11,474	11,470	11,591
Provision (Recovery) for Credit Losses - Loans	68	483	25	12	(143)
(Recovery) Provision for Credit Losses - Unfunded Commitments	(108)	200	(66)	(48)	106
Net Interest and Dividend Income After Net (Recovery) Provision for Credit Losses	11,351	10,849	11,515	11,506	11,628
Noninterest Income:
Service Fees	462	460	451	354	415
Insurance Commissions	1	1	1	1	2
Other Commissions	63	63	104	22	62
Net Gain on Sales of Loans	22	3	18	9	22
Net (Loss) Gain on Securities	(69)	3	245	(31)	(166)
Net Gain on Purchased Tax Credits	4	12	12	12	12
Gain on Sale of Subsidiary	—	—	138	—	—
Net Gain on Disposal of Premises and Equipment	—	—	—	—	274
Income from Bank-Owned Life Insurance	149	152	147	147	148
Net Gain on Bank-Owned Life Insurance Claims	—	—	—	—	915
Other Income	155	961	117	174	232
Total Noninterest Income	787	1,655	1,233	688	1,916
Noninterest Expense:
Salaries and Employee Benefits	6,036	5,258	4,561	4,425	4,576
Occupancy	750	652	755	940	749
Equipment	330	313	280	298	264
Data Processing	797	832	772	1,011	692
Federal Deposit Insurance Corporation Assessment	176	172	177	161	129
Pennsylvania Shares Tax	257	301	265	297	297
Contracted Services	310	522	431	390	281
Legal and Professional Fees	262	268	297	208	212
Advertising	119	137	141	78	129
Other Real Estate Owned (Income)	—	34	2	37	(23)
Amortization of Intangible Assets	—	88	264	264	341
Other Expense	765	876	837	875	781
Total Noninterest Expense	9,802	9,453	8,782	8,984	8,428
Income Before Income Tax Expense	2,336	3,051	3,966	3,210	5,116
Income Tax Expense	427	522	747	560	920
Net Income	$1,909	$2,529	$3,219	$2,650	$4,196

	Three Months Ended
Per Common Share Data	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Dividends Per Common Share	$0.25	$0.25	$0.25	$0.25	$0.25
Earnings Per Common Share - Basic	0.37	0.49	0.63	0.52	0.82
Earnings Per Common Share - Diluted	0.35	0.46	0.60	0.51	0.82

Weighted Average Common Shares Outstanding - Basic	5,125,577	5,126,782	5,137,586	5,142,139	5,129,903
Weighted Average Common Shares Outstanding - Diluted	5,471,006	5,544,829	5,346,750	5,152,657	5,142,286

	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Common Shares Outstanding	5,099,069	5,132,654	5,129,921	5,141,911	5,142,901
Book Value Per Common Share	$29.08	$28.71	$29.07	$27.79	$27.53
Tangible Book Value per Common Share (1)	27.17	26.82	27.16	25.83	25.52
Stockholders’ Equity to Assets	10.0%	9.9%	9.5%	9.2%	9.6%
Tangible Common Equity to Tangible Assets (1)	9.4	9.4	9.0	8.6	9.0

	Three Months Ended
Selected Financial Ratios (2)	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Return on Average Assets	0.53%	0.65%	0.84%	0.71%	1.17%
Return on Average Equity	5.24	6.80	8.80	7.58	12.03
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	134.70	133.33	133.26	135.69	137.07
Average Equity to Average Assets	10.07	9.63	9.54	9.36	9.72
Net Interest Rate Spread	2.61	2.41	2.36	2.44	2.67
Net Interest Rate Spread (FTE) (1)	2.63	2.42	2.38	2.46	2.68
Net Interest Margin	3.27	3.12	3.11	3.18	3.36
Net Interest Margin (FTE) (1)	3.28	3.13	3.12	3.19	3.37
Net Charge-Offs (Recoveries) to Average Loans	0.02	0.06	0.03	0.02	(0.01)
Efficiency Ratio	81.02	71.68	69.11	73.89	62.40

Asset Quality Ratios	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Allowance for Credit Losses to Total Loans	0.90%	0.90%	0.89%	0.88%	0.87%
Allowance for Credit Losses to Nonperforming Loans (3)	414.48	548.07	463.07	513.03	437.73
Delinquent and Nonaccrual Loans to Total Loans (4)	0.54	0.72	0.98	0.53	0.63
Nonperforming Loans to Total Loans (3)	0.22	0.16	0.19	0.17	0.20
Nonperforming Assets to Total Assets (5)	0.16	0.12	0.14	0.13	0.15

Capital Ratios (6)	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Common Equity Tier 1 Capital (to Risk Weighted Assets)	14.94%	14.78%	14.79%	14.62%	14.50%
Tier 1 Capital (to Risk Weighted Assets)	14.94	14.78	14.79	14.62	14.50
Total Capital (to Risk Weighted Assets)	15.95	15.79	15.76	15.61	15.51
Tier 1 Leverage (to Adjusted Total Assets)	10.36	9.98	9.96	9.98	10.28
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of all nonaccrual loans and accruing loans that are 90 days or more past due.
(4)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(5)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(6)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	March 31, 2025			December 31, 2024			September 30, 2024			June 30, 2024			March 31, 2024
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,075,083	$14,584	5.50%	$1,066,304	$14,975	5.59%	$1,063,946	$14,987	5.60%	$1,076,455	$14,711	5.50%	$1,087,889	$14,877	5.50%
Debt Securities
Taxable	278,362	2,777	3.99	284,002	3,096	4.36	288,208	3,289	4.56	266,021	2,844	4.28	235,800	2,303	3.91
Equity Securities	2,674	28	4.19	2,693	27	4.01	2,693	28	4.16	2,693	27	4.01	2,693	27	4.01
Interest-Earning Deposits at Banks	45,056	459	4.07	114,245	1,338	4.68	111,131	1,448	5.21	101,277	1,313	5.19	58,887	733	4.98
Other Interest-Earning Assets	3,196	55	6.98	3,070	40	5.18	3,108	63	8.06	3,154	85	10.84	3,235	85	10.57
Total Interest-Earning Assets	1,404,371	17,903	5.17	1,470,314	19,476	5.27	1,469,086	19,815	5.37	1,449,600	18,980	5.27	1,388,504	18,025	5.22
Noninterest-Earning Assets	63,324			65,786			57,602			53,564			54,910
Total Assets	$1,467,695			$1,536,100			$1,526,688			$1,503,164			$1,443,414
Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$317,799	$1,526	1.95%	$328,129	$1,838	2.23%	$316,301	$1,923	2.42%	$325,069	$1,858	2.30%	$334,880	$1,794	2.15%
Money Market Accounts	230,634	1,726	3.04	227,606	1,821	3.18	217,148	1,726	3.16	214,690	1,646	3.08	203,867	1,514	2.99
Savings Accounts	172,322	41	0.10	170,612	45	0.10	175,753	46	0.10	184,944	52	0.11	191,444	59	0.12
Time Deposits	285,093	2,818	4.01	341,686	3,788	4.41	358,498	4,197	4.66	308,956	3,509	4.57	248,118	2,624	4.25
Total Interest-Bearing Deposits	1,005,848	6,111	2.46	1,068,033	7,492	2.79	1,067,700	7,892	2.94	1,033,659	7,065	2.75	978,309	5,991	2.46
Short-Term Borrowings	1,985	23	4.70	—	—	—	—	—	—	2	—	—	—	—	—
Other Borrowings	34,723	402	4.70	34,713	407	4.66	34,702	407	4.67	34,692	404	4.68	34,682	404	4.69
Total Interest-Bearing Liabilities	1,042,556	6,536	2.54	1,102,746	7,899	2.85	1,102,402	8,299	2.99	1,068,353	7,469	2.81	1,012,991	6,395	2.54
Noninterest-Bearing Demand Deposits	265,522			267,598			263,650			272,280			278,691
Total Funding and Cost of Funds	1,308,078		2.03	1,370,344		2.29	1,366,052		2.42	1,340,633		2.24	1,291,682		1.99
Other Liabilities	11,854			17,883			15,043			21,867			11,441
Total Liabilities	1,319,932			1,388,227			1,381,095			1,362,500			1,303,123
Stockholders' Equity	147,763			147,873			145,593			140,664			140,291
Total Liabilities and Stockholders' Equity	$1,467,695			$1,536,100			$1,526,688			$1,503,164			$1,443,414
Net Interest Income (FTE) (Non-GAAP) (3)		$11,367			$11,577			$11,516			$11,511			$11,630
Net Interest-Earning Assets (4)	361,815			367,568			366,684			381,247			375,513
Net Interest Rate Spread (FTE) (Non-GAAP) (3) (5)			2.63%			2.42%			2.38%			2.46%			2.68%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.28			3.13			3.12			3.19			3.37
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain Non-GAAP financial measures. We believe these Non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these Non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with similar Non-GAAP measures which may be presented by other companies. Where Non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
(Dollars in thousands, except share and per share data) (Unaudited)

Total Assets (GAAP)	$1,483,456	$1,481,564	$1,561,741	$1,560,259	$1,473,089
Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,820)	(10,085)	(10,349)
Tangible Assets (Non-GAAP) (Numerator)	$1,473,724	$1,471,832	$1,551,921	$1,550,174	$1,462,740
Stockholders' Equity (GAAP)	$148,289	$147,378	$149,140	$142,882	$141,590
Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,820)	(10,085)	(10,349)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$138,557	$137,646	$139,320	$132,797	$131,241
Stockholders’ Equity to Assets (GAAP)	10.0%	9.9%	9.5%	9.2%	9.6%
Tangible Common Equity to Tangible Assets (Non-GAAP)	9.4%	9.4%	9.0%	8.6%	9.0%
Common Shares Outstanding (Denominator)	5,099,069	5,132,654	5,129,921	5,141,911	5,142,901
Book Value per Common Share (GAAP)	$29.08	$28.71	$29.07	$27.79	$27.53
Tangible Book Value per Common Share (Non-GAAP)	$27.17	$26.82	$27.16	$25.83	$25.52

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
(Dollars in thousands) (Unaudited)

Net Income (GAAP)	$1,909	$2,529	$3,219	$2,650	$4,196
Amortization of Intangible Assets, Net	—	88	264	264	341
Adjusted Net Income (Non-GAAP) (Numerator)	$1,909	$2,617	$3,483	$2,914	$4,537
Annualization Factor	4.06	3.98	3.98	4.02	4.02
Average Stockholders' Equity (GAAP)	$147,763	$147,873	$145,593	$140,664	$140,291
Average Goodwill and Intangible Assets, Net	(9,732)	(9,758)	(9,987)	(10,242)	(10,553)
Average Tangible Common Equity (Non-GAAP) (Denominator)	$138,031	$138,115	$135,606	$130,422	$129,738
Return on Average Equity (GAAP)	5.24%	6.80%	8.80%	7.58%	12.03%
Return on Average Tangible Common Equity (Non-GAAP)	5.61%	7.54%	10.22%	8.99%	14.07%

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$17,847	$19,431	$19,773	$18,939	$17,986
Adjustment to FTE Basis	56	45	42	41	39
Interest Income (FTE) (Non-GAAP)	17,903	19,476	19,815	18,980	18,025
Interest Expense (GAAP)	6,536	7,899	8,299	7,469	6,395
Net Interest Income (FTE) (Non-GAAP)	$11,367	$11,577	$11,516	$11,511	$11,630

Net Interest Rate Spread (GAAP)	2.61%	2.41%	2.36%	2.44%	2.67%
Adjustment to FTE Basis	0.02	0.01	0.02	0.02	0.01
Net Interest Rate Spread (FTE) (Non-GAAP)	2.63%	2.42%	2.38%	2.46%	2.68%

Net Interest Margin (GAAP)	3.27%	3.12%	3.11%	3.18%	3.36%
Adjustment to FTE Basis	0.01	0.01	0.01	0.01	0.01
Net Interest Margin (FTE) (Non-GAAP)	3.28%	3.13%	3.12%	3.19%	3.37%

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
(Dollars in thousands) (Unaudited)

Income Before Income Tax Expense (GAAP)	$2,336	$3,051	$3,966	$3,210	$5,116
Net (Recovery) Provision for Credit Losses	(40)	683	(41)	(36)	(37)
PPNR	2,296	3,734	3,925	3,174	5,079
Adjustments
Net Loss (Gain) on Securities	69	(3)	(245)	31	166
Gain on Sale of Subsidiary	—	—	(138)	—	—
Net Gain on Disposal of Premises and Equipment	—	—	—	—	(274)
Earn-out Payment Related to the Sale of EU	(49)	(708)	—	—	—
Net Gain on Bank-Owned Life Insurance Claims	—	—	—	—	(915)
Reduction in Force Expenses	1,003	—	—	—	—
Adjusted PPNR (Non-GAAP) (Numerator)	$3,319	$3,023	$3,542	$3,205	$4,056
Annualization Factor	4.06	3.98	3.98	4.02	4.02
Average Assets (Denominator)	$1,467,695	$1,536,100	$1,526,688	$1,503,164	$1,443,414
Adjusted PPNR Return on Average Assets (Non-GAAP)	0.92%	0.78%	0.92%	0.86%	1.13%

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
(Dollars in thousands, except share and per share data) (Unaudited)

Net Income (GAAP)	$1,909	$2,529	$3,219	$2,650	$4,196

Adjustments
Net Loss (Gain) on Securities	69	(3)	(245)	31	166
Gain on Sale of Subsidiary	—	—	(138)	—	—
Net Gain on Disposal of Premises and Equipment	—	—	—	—	(274)
Earn-out Payment Related to the Sale of EU	(49)	(708)	—	—	—
Net Gain on Bank-Owned Life Insurance Claims	—	—	—	—	(915)
Reduction in Force Expenses	1,003	—	—	—	—
Tax effect	(215)	149	90	(7)	23
Adjusted Net Income (Non-GAAP)	$2,717	$1,967	$2,926	$2,674	$3,196
Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,471,006	5,544,829	5,346,750	5,152,657	5,142,286
Earnings per Common Share - Diluted (GAAP)	$0.35	$0.46	$0.60	$0.51	$0.82
Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.50	$0.35	$0.55	$0.52	$0.62
Net Income (GAAP) (Numerator)	$1,909	$2,529	$3,219	$2,650	$4,196
Annualization Factor	4.06	3.98	3.98	4.02	4.02
Average Assets (Denominator)	1,467,695	1,536,100	1,526,688	1,503,164	1,443,414
Return on Average Assets (GAAP)	0.53%	0.65%	0.84%	0.71%	1.17%
Adjusted Net Income (Non-GAAP) (Numerator)	$2,717	$1,967	$2,926	$2,674	$3,196
Annualization Factor	4.06	3.98	3.98	4.02	4.02
Average Assets (Denominator)	1,467,695	1,536,100	1,526,688	1,503,164	1,443,414
Adjusted Return on Average Assets (Non-GAAP)	0.75%	0.51%	0.76%	0.72%	0.89%

	Three Months Ended
	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
(Dollars in thousands) (Unaudited)

Net Income (GAAP) (Numerator)	$1,909	$2,529	$3,219	$2,650	$4,196
Annualization Factor	4.06	3.98	3.98	4.02	4.02
Average Equity (GAAP) (Denominator)	147,763	147,873	145,593	140,664	140,291
Return on Average Equity (GAAP)	5.24%	6.80%	8.80%	7.58%	12.03%
Adjusted Net Income (Non-GAAP) (Numerator)	$2,717	$1,967	$2,926	$2,674	$3,196
Annualization Factor	4.06	3.98	3.98	4.02	4.02
Average Equity (GAAP) (Denominator)	147,763	147,873	145,593	140,664	140,291
Adjusted Return on Average Equity (Non-GAAP)	7.46%	5.29%	8.00%	7.65%	9.16%